Exhibit 99.B(d)(24)

Schedule A

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Delaware Management Company,

a series of Delaware Management Business Trust

As of July 1, 2003, as amended on April 27, 2005, Oct. 18, 2005 and July 9, 2009

SEI INSTITUTIONAL INVESTMENTS TRUST

Large Cap Fund

Large Cap Diversified Alpha Fund

Agreed and Accepted:

SEI Investments Management Corporation	Delaware Management Company, a series of Delaware Management Business Trust

By:	By:

/s/ Aaron C. Buser	/s/ Patrick P. Coyne

Name:	Name:

Aaron C. Buser	Patrick P. Coyne

Title:	Title:

Vice President	President

Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Delaware Management Company,

a series of Delaware Management Business Trust

As of July 1, 2003, as amended on April 27, 2005, Oct 18, 2005 and July 9, 2009

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Investments Trust

Large Cap Fund	X.XX	%
Large Cap Diversified Alpha Fund	X.XX	%

Agreed and Accepted:

SEI Investments Management Corporation	Delaware Management Company, a series of Delaware Management Business Trust

By:	By:

/s/ Aaron C. Buser	/s/ Patrick P. Coyne

Name:	Name:

Aaron C. Buser	Patrick P. Coyne

Title:	Title:

Vice President	President